UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 4, 2010
CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 4, 2010, Calgon Carbon Corporation (the “Company”) and Leroy M. Ball, Senior Vice President of the Company, entered into that certain Agreement and General Release (the “Agreement”), which delineates the terms of Mr. Ball’s separation from the Company. The Agreement provides that Mr. Ball will receive his regular full base salary and employee benefits through August 31, 2010 and that the Company will not make any demand to recover any gain realized by Mr. Ball upon the exercise of his stock options under the applicable provisions of his stock option agreements with the Company. Pursuant to the Agreement, Mr. Ball releases the Company from claims and causes of action as of the date of the Agreement, reaffirms his obligations of confidentiality, and agrees to three-year non-solicitation and non-competition obligations. The Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The following exhibit is being filed pursuant to Item 601 of Regulation S-K:

Exhibit No.	Description
10.1	Agreement and General Release by and between Calgon Carbon Corporation and Leroy M. Ball

     SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: August 5, 2010	/s/ Richard D. Rose
(Signature)
Richard D. Rose
Vice President, General Counsel and Secretary